SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                       11300 ROCKVILLE PIKE, SUITE 800
                          ROCKVILLE, MARYLAND 20852



To the Stockholders
Enableware Technology, Inc.



Consent of Independent Certified Public Accountants


As independent public accountants, we hereby consent to the reference to our under the headings Experts firm and the incorporation of our report dated May 15, 2000 in this Registration Statement (Form SB-2) and related Prospectus of Enableware Technology, Inc.






/s/ Simon Krowitz Bolin & Associates, P.A.




December 20, 2000